LIMITED POWER OF ATTORNEY

The undersigned, Ravi Srivastava, does hereby nominate, constitute and appoint as her true and lawful attorneys-in-fact and agents with authority limited to and as specifically set forth herein, Tim Bedard, Melissa Long, Emily Smutney, Sarah Molinero, Matthew Polinsky, Paula Colletti and Matthew J. Woolensack (each hereinafter referred to as "Attorney-in-Fact").

Each said Attorney-in-Fact hereunder shall have the authority to:

(1) act, sign, execute and deliver for and on behalf of and in the place and stead of the undersigned (i) Form ID, including any attached documents, to effect the assignment of codes to the undersigned to be used in the transmission of information to the SEC using the EDGAR System; (ii) the Forms 3, 4 and 5 documents pursuant to and in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"); and (iii) amendments of each thereof, in accordance with Section 16(a) of the Exchange Act, as amended, and the rules thereunder, including any attached documents;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, or 5, or any amendment thereto and timely file such form with the SEC, any stock exchange or national association or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in- Fact's discretion.

The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact shall lawfully do or cause to be done by virtue of the rights and powers herein granted. The undersigned acknowledges that the foregoing Attorneys-in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Limited Power of Attorney shall be effective as of and commence on the date set forth below and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 with respect to the undersigned's holdings of and transactions in securities issued by CNX Resources Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the Attorneys-in-Fact.

IN WITNESS WHEREOF, I have caused this Limited Power of Attorney to be executed this 22nd day of September, 2026.

Ravi

Name: Ravi Srivastava

State of Pennsylvania)
) SS:
County of Washington)

On this, the 22nd day of September 2026, before me, Denise Grandstaff the undersigned officer, personally appeared Ravi Srivastava, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that Melissa Ann Long executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

Denise Grandstaff

Name:

Commonwealth of Pennsylvania - Notary Seal
Denise Grandstaff, Notary Public
Washington County
My commission expires January 12, 2027
Commission number 1151524
Member, Pennsylvania Association of Notaries